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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549
                                  ___________

                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                   NNG, INC.
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            (Exact Name of Registrant as Specified in its Charter)

          Delaware                                      95-4840775
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(State of Incorporation or Organization)    (IRS Employer Identification no.)

1840 Century Park East, Los Angeles, CA                    90067
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(Address of Principal Executive Offices)                 (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                   Name of Each Exchange on Which
          to be so Registered                   Each Class is to be Registered

Common Stock, par value $1.00 per share            New York Stock Exchange
----------------------------------------    ------------------------------------


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [_]

Securities Act registration statement file number to which this form relates:
   333-54800
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Securities to be registered pursuant to Section 12(g) of the Act:

                                     None.
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                               (Title of Class)

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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

          In response to this item, incorporated by reference is the description of the Common Stock, $1.00 par value per share (the "Common Stock"), of NNG, Inc. ("Registrant") (together with associated rights) contained under the caption "Description of NNG Capital Stock - Common Stock" in the Offer to Purchase or Exchange dated February 1, 2001 (the "Offer") that forms a part of the Registrant's Registration Statement on Form S-4 (File No. 333-54800) (as amended from time to time, the "Registration Statement"). One preferred share purchase right (a "Right") will be attached to each outstanding share of Common Stock and to each share of Common Stock issued thereafter until the earlier of the Distribution Date (as defined in the Rights Agreement dated as of January 31, 2001, between the Registrant and EquiServe Trust Company, N.A., as Rights Agent) or the date on which the Rights expire or are redeemed. To the extent such descriptions are subsequently amended, the descriptions as subsequently amended are hereby incorporated by reference to this item.


Item 2.   Exhibits
          --------

     1. Amended and Restated Certificate of Incorporation of Registrant, incorporated herein by reference to Exhibit 3.1 to the Registration Statement.

     2.   Restated Bylaws of Registrant, incorporated herein by reference to
          Exhibit 3.2 to the Registration Statement.

     3. The Registrant's Registration Statement on Form S-4, filed with the Securities and Exchange Commission on February 1, 2001 (File No. 333-54800), as amended from time to time, incorporated herein by reference.

     4. Rights Agreement dated as of January 31, 2001, incorporated herein by reference to Exhibit 4.3 to the Registration Statement.

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                                   SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                       NNG, INC.


Date:  March 27, 2001                  By: /s/ John H. Mullan
                                          --------------------------------------
                                       Name:   John H. Mullan
                                       Title:  Corporate Vice President,
                                               Secretary and Associate General
                                               Counsel

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                                 EXHIBIT INDEX

Exhibit Number                       Description

     1. Amended and Restated Certificate of Incorporation of Registrant, incorporated herein by reference to Exhibit 3.1 to the Registration Statement.

     2.   Restated Bylaws of Registrant, incorporated herein by reference to
          Exhibit 3.2 to the Registration Statement.

     3. The Registrant's Registration Statement on Form S-4, filed with the Securities and Exchange Commission on February 1, 2001 (File No. 333-54800), as amended from time to time, incorporated herein by reference.


     4. Rights Agreement dated as of January 31, 2001, incorporated herein by reference to Exhibit 4.3 to the Registration Statement.

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